UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2018

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 5.07.   Submission of Matters is a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of Security National Financial Corporation (the "Company") was held on June 28, 2018, in Salt Lake City, Utah. As of the record date, there were issued and outstanding 14,172,299 shares of Class A common stock and 2,089,372 shares of Class C common stock, such Class C shares representing a weighted voting total of 20,893,720 Class C common shares, for a combined voting total of 35,066,019 Class A and Class C common shares. At the Annual Meeting there was present or represented by proxy a total of 11,113,622 Class A common shares (or approximately 78% of the outstanding Class A shares) and 2,058,166 Class C common shares (or approximately 99% of the outstanding Class C shares), such Class C shares representing a weighted voting total of 20,581,660 Class C common shares for a combined voting total of 31,695,282 Class A and Class C common shares (approximately 90% of the outstanding Class A and Class C shares). Accordingly, under Article IX of the Company's Articles of Incorporation and the Utah Revised Business Corporation Act, the combined voting total of Class A and Class C common shares was a majority of the outstanding voting total of shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting.

At the Annual Meeting, the Company's stockholders (i) approved the election of Scott M. Quist, Robert G. Hunter, M.D., Jason G. Overbaugh, John L. Cook, Gilbert A. Fuller, H. Craig Moody, S. Andrew Quist, and Norman G. Wilbur as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company's named executive officers; and (iii) ratified the Appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ended December 31, 2018.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below. It should be noted that at the Company's Annual Stockholders Meeting held on July 2, 2014, the stockholders approved a resolution providing for a 1-for-10 reverse stock split of the Company's Class C common stock and for weighted voting of the Class C common stock. As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares.

1. To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the 2019 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Scott M. Quist	Class A	7,932,872	291,054
Robert G. Hunter, M.D.	Class A	7,931,084	292,842
Jason G. Overbaugh	Class A	7,923,990	299,936

2. To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together to serve until the 2019 Annual Meeting and until their successors are duly elected and qualified.

Name Class	Votes For	Votes Withheld

John L. Cook
Class A	7,932,872	291,054
Class C	20,581,660	-
Total	28,514,532	291,054

Gilbert A. Fuller
Class A	7,932,872	291,054
Class C	20,581,660	-
Total	28,514,532	291,054

H. Craig Moody
Class A	7,896,712	327,214
Class C	20,581,660	-
Total	28,478,372	327,214

S. Andrew Quist
Class A	7,923,990	299,936
Class C	20,581,660	-
Total	28,505,650	299,936

Norman G. Wilbur
Class A	6,726,969	1,496,957
Class C	20,581,660	-
Total	27,308,629	1,496,957

3. To approve, on an advisory basis, the compensation of the Company's named executive officers.

Class	Votes For	Votes Against	Votes Abstaining

Class A	7,944,707	269,932	9,287
Class C	20,581,660	-	-
Total	28,526,367	269,932	9,287

4. To ratify the appointment of Deloitte & Touche as the Company's independent registered public accountants for the year ended December 31, 2018.

Class	Votes For	Votes Against	Votes Abstaining

Class A	11,054,938	53,764	4,920
Class C	20,581,660	-	-
Total	31,636,598	53,764	4,920

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: July 11, 2018	/s/Scott M. Quist
Scott M. Quist, Chairman, President
and Chief Executive Officer